As filed with the Securities and Exchange Commission on March 11, 2025
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1498399
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23A Serangoon North, Avenue 5, #01-01, Singapore, 554369
1005 Virginia Dr., Fort Washington, PA 19034
(Address of Principal Executive Offices and Zip Code)

2021 Omnibus Incentive Plan
(Full Title of the Plan)

Lester A. Wong
Executive Vice President and Chief Financial Officer
Kulicke and Soffa Industries, Inc.
23A Serangoon North, Avenue 5, #01-01
Singapore 554369
(Name and Address of Agent for Service)
(215) 784-6000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

EXPLANATORY NOTE
On March 5, 2025, the stockholders of Kulicke and Soffa Industries, Inc. (the “Registrant”) approved an amendment to the Registrant’s 2021 Omnibus Incentive Plan (the “2021 Plan”) that increased the number of shares available for issuance by 2,810,000 shares of the Registrant’s Common Stock, no par value (the “Common Stock”), which are being registered on this registration statement on Form S-8 (this “Registration Statement”). These shares are securities of the same class as other securities for which the registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2021 (File No. 333-257704) (the “Prior Registration Statement”).
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2021 Plan in accordance with Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 promulgated under the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024, filed with the Commission on November 14, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
b.All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
c.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12G/A filed with the Commission on July 17, 2000 under Section 12(b) of the Exchange Act, including any and all amendments or reports filed for the purpose of updating that description.
All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1
The Registrant’s Amended and Restated Articles of Incorporation, dated December 5, 2007, is incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, SEC file number 000-00121.

4.2	The Registrant’s Amended and Restated By-Laws, dated March 13, 2024, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 14, 2024.
4.3	The Registrant's 2021 Omnibus Incentive Plan is incorporated herein by reference to the Registrant’s Proxy Statement on Schedule 14A for the annual meeting of shareholders on March 4, 2021.
4.4
The Amendment No. 1 to the Registrant’s 2021 Omnibus Incentive Plan is incorporated herein by reference to the Registrant’s Proxy Statement on Schedule 14A for the annual meeting of shareholders on March 5, 2025.

5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Country of Singapore on this 11th day of March, 2025.

KULICKE AND SOFFA INDUSTRIES, INC.
By:	/s/ Fusen Chen
Fusen Chen President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Fusen Chen and Lester Wong, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fusen Chen Fusen Chen	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2025
/s/ Lester Wong Lester Wong	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2025
/s/ Jon A. Olson Jon A. Olson	Director	March 11, 2025
/s/ Gregory F. Milzcik Gregory F. Milzcik	Director	March 11, 2025
/s/ Jeff Richardson David J. Richardson	Director	March 11, 2025
/s/ Mui Sung Yeo Mui Sung Yeo	Director	March 11, 2025
/s/ Peter T. Kong Peter T. Kong	Director	March 11, 2025
/s/ Denise M. Dignam Denise M. Dignam	Director	March 11, 2025